EXHIBIT 10.1
AMENDMENT NO. 2 TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 to Amended and Restated Employment Agreement ("Amendment") dated December 31, 2014 between Meridian Bioscience, Inc., an Ohio corporation ("Meridian") and John A. Kraeutler, Chief Executive Officer ("Kraeutler").

W I T N E S S E T H:

WHEREAS, Meridian and Kraeutler entered into an amended and restated employment agreement dated June 12, 2012 and an Amendment No. 1 dated September 23, 2014 (together the "Original Agreement"); and
WHEREAS, the parties desire to amend the Original Agreement upon the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Meridian and Kraeutler agree as follows:
1.            Section 2, Term, shall be amended and restated as follows:

2.  Term.  Subject to the provisions for earlier termination as hereinafter provided, Kraeutler shall continue to be employed for the period commencing on the date hereof and ending on January 15, 2015 (the "Initial Term").  The Agreement may be extended for up to Two additional periods (each an "Extension Term"), ending September 30, 2015 and September 30, 2016, respectively, at the discretion of the Board of Directors of Meridian upon sixty (60) days' written notice to Kraeutler of the Board's intent to extend the Agreement for each Extension Term and Kraeutler's acceptance of such extension offer within thirty (30) days of Kraeutler's receipt of such offer.  The Initial Term together with any Extension Terms shall hereinafter be referred to as the "Term."
2.            All other terms and conditions set forth in the Original Agreement shall remain unchanged, and shall remain in full force and effect.

3.            This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

MERIDIAN BIOSCIENCE, INC.

By:/s/ Melissa Lueke
Name: Melissa Lueke
Title: Executive Vice President and Chief Financial Officer

/s/ John A. Kraeutler John A. Kraeutler